EXHIBIT 16 TO FORM 8-K


April 10, 1995


Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, DC 20549


Gentlemen:

We have read Item 4 of Form 8-K dated April 10, 1995, of Liqui-Box Corporation and are in agreement with the statements contained in the second and third paragraphs on page two herein. We have no basis to agree or disagree with other statements of the registrant contained herein.




                                   ERNST & YOUNG LLP




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